Exhibit 99.2

Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Contacts:	Media Contact	Investor Contact
	Margita Thompson	Angie McCabe
	818.676.7912	818.676.8692
	margita.thompson@healthnet.com	angie.mccabe@healthnet.com

HEALTH NET, INC. ANNOUNCES CHANGES

IN SENIOR MANAGEMENT RESPONSIBILITIES

LOS ANGELES, Nov. 4, 2008 – The Board of Directors of Health Net, Inc. (NYSE:HNT) today announced changes in key senior management responsibilities, effective immediately. The board has directed Jay Gellert, president and chief executive officer, to focus his efforts on the company’s strategy, with particular emphasis on how best to deploy the company’s assets in the current competitive and economic environment. James Woys, chief operating officer, will assume responsibility for all operational matters of the company, including the commercial, Medicare and Medicaid lines of business, as well as the Government and Specialty Division and all company administrative functions. Stephen Lynch, currently president of the company’s Health Plan Division, will retire on Feb. 28, 2009, and report to Woys during this transition.

Roger Greaves, chairman of Health Net, Inc.’s board of directors said, “Health Net’s board is very concerned about the company’s recent financial performance. We believe that by refocusing management resources, we can address our challenges with greater intensity.”

“Today’s decision reflects the board’s confidence in Jim Woys as a strong and effective leader of Health Net’s operations. In light of the economic uncertainty surrounding our industry and the likelihood of public policy changes, we have directed Jay to focus all of his attention and considerable expertise on the company’s strategic direction.”

About Health Net

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.7 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 7.0 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s Web site at www.healthnet.com.

Cautionary Statements

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, negative prior period claims reserve developments, additional investment portfolio impairment charges, changes in the economy, volatility in the financial markets, trends in medical care ratios, unexpected utilization patterns or unexpectedly severe or widespread illnesses, membership declines, rate cuts affecting our Medicare or Medicaid business, issues relating to provider contracts, litigation costs, regulatory issues, operational issues, health care reform and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section, included within the company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

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